Exhibit 99.1

5995 Plaza Drive
Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Suzanne Shirley
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3470

PacifiCare Health Systems Reports 2nd Quarter 2003 EPS
of $1.92 and Raises Full Year Guidance

•	Second quarter reported EPS rises 243% from prior year

•	2003 EPS guidance raised from $6.00-$6.10 to $6.45-$6.55

•	Operating income up 149% year-over-year

•	Consolidated MLR improves 370 basis points to 83.8%

CYPRESS, Calif., July 31, 2003 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the second quarter ended June 30, 2003 was $73.0 million, or $1.92 per diluted share. This compares with reported net income of $20.3 million or $0.56 per diluted share in the second quarter of 2002. Earnings in the second quarter this year include a favorable change in estimates of $14 million, or $0.22 per diluted share for health care costs in 2002 and prior periods. The prior year’s second quarter EPS included a $0.32 charge per diluted share related to the write-off of unamortized credit facility fees and recapitalization advisory fees. Operating income was $120.3 million, an increase of 149% year-over-year.

“With commercial revenues per member per month up 18% over last year, our continued commitment to disciplined pricing combined with additional signs of mitigating cost trends resulted in another quarter of significant year-over-year improvement. Based on the continued

improvement in our medical loss ratios we are very pleased to be in a position to raise full year EPS guidance from a range of $6.00 to $6.10 to a range of $6.45 to $6.55,” said President and Chief Executive Officer Howard Phanstiel.

The revised 2003 EPS guidance includes favorable changes in estimates of $0.67 reported in the first quarter and $0.22 in the second quarter for health care costs in 2002 and prior periods. Additionally, the revised guidance is based on an estimated weighted-average number of shares outstanding of approximately 38 million for the full year 2003.

Revenue and Membership

Second quarter 2003 revenue of $2.7 billion was 2% below the same quarter a year ago, primarily due to an expected 12% decrease in medical membership. This was partially offset by significant year-over-year increases in commercial revenue yields PMPM of 18%, as well as increases in senior revenue yields PMPM of 5%. Commercial membership at June 30, 2003 was comparable with the prior quarter, and was down 12% year-over-year due mainly to the loss of the CalPERS account as of January 1st of this year. Medicare+Choice membership was down 13% from the second quarter last year, primarily as a result of market exits and benefit reductions that also became effective on January 1st.

Specialty and Other revenue grew 19% year-over-year, primarily due to the continued strong performance of the company’s pharmacy benefit management subsidiary, Prescription Solutions. Prescription Solutions continued to grow its unaffiliated membership, which increased by approximately 348,000 members (19%) from the prior quarter, and rose by 836,000 (64%) over the second quarter of last year. PacifiCare Behavioral Health’s unaffiliated membership grew by 25% over the second quarter last year.

Health Care Costs

The consolidated medical loss ratio (MLR) of 83.8% decreased 370 basis points from the second quarter of 2002 and decreased 100 basis points sequentially. The private sector MLR, which is composed of commercial and Medicare Supplement members, decreased 310 basis points year-over-year and 70 basis points sequentially to 83.9%. The government sector MLR, which

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includes Medicare+Choice membership, was down 430 basis points from the second quarter last year and 130 basis points from the prior quarter to 83.7%.

Selling, General & Administrative Expenses

The SG&A expense ratio of 12.7% for the second quarter of 2003 increased by 130 basis points year-over-year, and was up 50 basis points sequentially. The increase in this ratio was primarily the result of new product development and marketing costs, increased accruals for performance-based incentive compensation and expensing stock-based compensation. The company began expensing stock-based compensation in the first quarter of this year.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled $1.1 billion at June 30, 2003, which was comparable with the prior quarter. Days claims payable for the second quarter compared with the first quarter decreased to 42.9 days from 43.5 days. However, after excluding the non-risk, capitated portion of the company’s business, days claims payable increased from 75.5 days to 75.6 days. “The slight overall decrease in days claims payable reflects favorable adjustments to reserves previously held for some capitated providers,” said Executive Vice President and Chief Financial Officer Gregory W. Scott.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Thursday, July 31, 2003 at 2:00 PM Pacific time, 5:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (888) 283-4076 (1-610-794-9469 for international calls), passcode “PacifiCare” and leader “Howard Phanstiel.” A replay of the call will be available through August 23, 2003 at (800) 934-9914. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on Investor Relations, then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

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Risk Factors Regarding Cautionary Statements

The statements in this news release, including those made by Howard G. Phanstiel and Gregory W. Scott that are not historical facts are cautionary statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such cautionary statements include, but are not limited to, those relating to earnings guidance and commercial pricing, cost trends and profitability. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership targets as a result of increased premiums or benefit adjustments, inability to execute cost control strategies, including medical management programs, actual medical claims differing from current estimates, inability to maintain required capital levels at the company’s regulated subsidiaries, inability to maintain profitability and growth at the company’s specialty businesses, provider financial problems or bankruptcy, provider contracts oversight relations and other matters, unexpected increases in competition, new regulations or laws relating to capitation, Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters, inability of proposed new portfolio offerings to improve membership and profitability, the inability to comply with existing bank covenants, and earnings dilution caused by potential conversion of the company’s convertible debt into common stock. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

PacifiCare Health Systems serves more than 3 million health plan members and approximately 9 million specialty plan members nationwide, and has annual revenues of about $11 billion. PacifiCare is celebrating its 25th anniversary as one of the nation’s largest consumer health organizations, offering individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

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July 31, 2003

PacifiCare Health Systems, Inc.

Revised Guidance for Full Year 2003

Guidance	New Guidance	Previous Guidance

EPS	$6.45-$6.55	$6.00-$6.10

EBITDA	~$550M	$500M-$520M

Cash Flow from Operations	$350M-$360M	$320M-$345M

Free Cash Flow	$275M	$250M

Senior Margin	14.5%-15%	13%-13.5%

Gov’t. sector senior MLR	86.0%-87.0%	87.5%-88.5%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,

(In thousands, except per-share amounts)	2003	2002 (1)	2003	2002 (1)

Revenue:
Commercial	$1,237,190	$1,188,230	$2,469,306	$2,382,386
Senior	1,355,621	1,477,720	2,725,369	3,025,775
Specialty and other	119,592	100,547	236,335	202,966
Net investment income	17,831	2,863	38,819	21,684

Total operating revenue	2,730,234	2,769,360	5,469,829	5,632,811
Expenses:
Health care services and other:
Commercial	1,046,962	1,047,428	2,099,635	2,096,261
Senior	1,135,320	1,296,222	2,296,876	2,686,048
Specialty and other	64,214	40,668	125,748	86,042

Total health care services and other	2,246,496	2,384,318	4,522,259	4,868,351

Selling, general and administrative expenses	345,612	315,426	676,843	630,643
Impairment, disposition, restructuring, Office of Personnel Management and other charges (credits), net	—	18,336	—	5,485

Operating income	138,126	51,280	270,727	128,332
Interest expense	(20,410)	(18,955)	(39,960)	(35,146)

Income before income taxes	117,716	32,325	230,767	93,186
Provision for income taxes	44,718	12,058	86,999	34,759

Income before cumulative effect of a change in accounting principle	72,998	20,267	143,768	58,427
Cumulative effect of a change in accounting principle	—	—	—	(897,000)

Net income (loss)	$72,998	$20,267	$143,768	$(838,573)

Weighted average common shares outstanding used to calculate basic earnings (loss) per share	36,427	35,128	36,236	34,838

Basic earnings (loss) per share:
Income before cumulative effect of a change in accounting principle	$2.00	$0.58	$3.97	$1.68
Cumulative effect of a change in accounting principle	—	—	—	(25.75)

Basic earnings (loss) per share	$2.00	$0.58	$3.97	$(24.07)

Weighted average common shares and equivalents outstanding used to calculate diluted earnings (loss) per share (2)	38,020	36,158	37,554	34,838

Diluted earnings (loss) per share (2):
Income before cumulative effect of a change in accounting principle	$1.92	$0.56	$3.83	$1.68
Cumulative effect of a change in accounting principle	—	—	—	(25.75)

Diluted earnings (loss) per share	$1.92	$0.56	$3.83	$(24.07)

(1)	Presentation changes have been made to June 30, 2002 to conform to 2003 presentation.

(2)	Dilutive potential common shares are excluded from the calculation of the six months ended June 30, 2002 loss per share because they are antidilutive.

OPERATING STATISTICS

Medical loss ratio:
Consolidated	83.8%	87.5%	84.3%	88.0%
Private — Commercial	84.1%	87.4%	84.5%	87.2%
Private — Senior	72.5%	44.2%	67.8%	52.8%
Private — Consolidated	83.9%	87.0%	84.3%	86.8%
Government — Senior	83.7%	88.0%	84.4%	89.0%
Government — Consolidated	83.7%	88.0%	84.4%	89.0%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	12.7%	11.4%	12.5%	11.2%
Operating income as a percentage of operating revenue (excluding net investment income)	5.1%	1.9%	5.0%	2.3%
Effective tax rate	38.0%	37.3%	37.7%	37.3%

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PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,

(In thousands)	2003	2002 (1)	2003	2002 (1)

Operating activities:
Net income (loss)	$72,998	$20,267	$143,768	$(838,573)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,437	13,261	22,697	25,323
Amortization of intangible assets	5,481	5,845	11,047	11,219
Stock based compensation expense	5,091	151	8,249	289
Tax benefit realized upon exercise of stock options	4,427	164	4,663	164
Amortization of capitalized loan fees	3,874	2,077	5,096	5,810
Deferred income taxes	3,775	10,965	6,295	19,383
Amortization of notes receivable from sale of fixed assets	(1,396)	(769)	(2,764)	(1,502)
Provision for doubtful accounts	513	4,398	2,777	19,223
Loss (gain) on disposal of property, plant and equipment and other	140	(3,502)	2,680	(2,886)
Amortization of discount on notes payable	109	48	218	48
Impairment, disposition, restructuring and other charges (credits)	—	18,336	—	5,485
Marketable and other securities impairment for other than temporary declines in value	—	12,543	—	12,543
Employee benefit plan contributions in treasury stock	—	3,267	1,363	6,581
Cumulative effect of a change in accounting principle	—	—	—	897,000
Changes in assets and liabilities:
Receivables, net	14,607	24,064	(18,912)	36,949
Prepaid expenses and other assets	5,526	11,251	(30,180)	(7,940)
Medical claims and benefits payable	(40,800)	(32,000)	15,400	(49,400)
Accounts payable and accrued liabilities:
Payments for Office of Personnel Management settlement, net of receivable	(10,000)	(54,631)	(10,000)	(53,875)
Other changes in accounts payable and accrued liabilities	(12,015)	(26,602)	46,611	5,186
Unearned premium revenue	(2,146)	280	(404,439)	(487,858)

Net cash flows provided by (used in) operating activities	$61,621	$9,413	$(195,431)	$(396,831)

Unearned premium revenue — primarily CMS	2,146	(280)	404,439	487,858

Pro forma net cash flows provided by operating activities	$63,767	$9,133	$209,008	$91,027

Investing activities:
(Purchase) sale of marketable securities, net	$(144,324)	$28,715	$(102,374)	$(4,809)
Sale (Purchase) of marketable securities — restricted	21,485	(38,848)	18,341	(81,164)
Purchase of property, plant and equipment	(13,124)	(14,569)	(23,101)	(33,195)
Proceeds from the sale of property, plant and equipment	6	12,408	21	12,408

Net cash flows used in investing activities	$(135,957)	$(12,294)	$(107,113)	$(106,760)

Financing activities:
Proceeds from senior credit facility	$150,000	$—	$150,000	$—
Principal payments on senior credit facility	(130,347)	(436,575)	(150,547)	(461,578)
Proceeds from issuance of common stock and treasury stock	10,267	390	13,165	395
Loan fees	(6,949)	(32,539)	(6,949)	(32,539)
Payments on software financing agreement	(1,098)		(2,187)
Proceeds from the sale of 10 3/4% senior notes, net of discount	—	497,176	—	497,145
Payments of FHP senior notes	—	(40,515)	—	(40,515)
Deposits against letters of credit	—	(23,977)	—	(23,977)
Proceeds from draw down on equity commitment arrangement	—	8,928	—	8,928

Net cash flows provided by (used in) financing activities	$21,873	$(27,112)	$3,482	$(52,141)

Net decrease in cash and equivalents	$(52,463)	$(29,993)	$(299,062)	$(555,732)
Beginning cash and equivalents	705,090	452,020	951,689	977,759

Ending cash and equivalents	$652,627	$422,027	$652,627	$422,027

(1)	Presentation changes have been made to June 30, 2002 to conform to 2003 presentation.

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PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)

	June 30,	December 31,	June 30,
(in thousands)	2003	2002	2002

Assets:
Cash and equivalents and marketable securities	$2,005,027	$2,190,552	$1,486,742
Receivables, net	308,634	289,735	320,991
Property, plant and equipment, net	159,418	161,685	165,074
Goodwill and intangible assets, net	1,215,073	1,226,120	1,241,331
Other assets	384,029	383,041	431,811

Total assets	$4,072,181	$4,251,133	$3,645,949

Liabilities and equity:
Total medical claims and benefits payable	$1,059,900	$1,044,500	$1,046,500
Current portion of long-term debt	48,355	107,235	60,620
Long-term debt	788,188	731,794	725,865
Other liabilities	664,322	1,039,299	590,411
Total stockholders’ equity	1,511,416	1,328,305	1,222,553

Total liabilities and equity	$4,072,181	$4,251,133	$3,645,949

MEMBERSHIP DATA

	June 30,	December 31,	June 30,
	2003	2002	2002

Commercial:
HMO	2,016,300	2,252,000	2,356,000
PPO and indemnity	120,100	75,100	56,200
Employer self-funded	26,600	34,800	37,900

	2,163,000	2,361,900	2,450,100

Senior:
HMO	695,900	760,500	797,500
Medicare Supplement	25,600	15,600	15,000

	721,500	776,100	812,500

Total HMO and other membership	2,884,500	3,138,000	3,262,600

Pharmacy benefit management (A)	5,028,800	4,773,100	4,570,700
Behavioral health (B)	3,755,600	3,876,000	3,547,900
Dental and vision (B)	697,700	687,300	718,000

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our commercial or senior HMO, PPO and indemnity, employer self-funded and Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our commercial and senior HMO that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Membership Information

	June 30, 2003			March 31, 2003			June 30, 2002

(in thousands)	Commercial	Senior	Total	Commercial	Senior	Total	Commercial	Senior	Total

Medical Membership:
HMO Membership
Arizona	144.6	86.4	231.0	146.5	87.3	233.8	141.9	89.5	231.4
California	1,331.0	354.7	1,685.7	1,344.0	359.8	1,703.8	1,608.0	405.3	2,013.3
Colorado	173.5	54.2	227.7	176.8	55.2	232.0	178.8	59.1	237.9
Guam	31.4	—	31.4	31.4	—	31.4	32.2	—	32.2
Nevada	23.1	25.9	49.0	22.3	26.6	48.9	26.7	29.0	55.7
Oklahoma	94.3	19.1	113.4	96.0	19.2	115.2	99.0	21.6	120.6
Oregon	62.1	24.6	86.7	64.0	24.9	88.9	76.2	26.0	102.2
Texas	86.9	77.4	164.3	90.2	79.1	169.3	128.8	110.3	239.1
Washington	69.4	53.6	123.0	68.5	54.5	123.0	64.4	56.7	121.1

Total HMO	2,016.3	695.9	2,712.2	2,039.7	706.6	2,746.3	2,356.0	797.5	3,153.5

Other Medical Membership
PPO and indemnity	120.1	—	120.1	99.7	—	99.7	56.2	—	56.2
Medicare Supplement	—	25.6	25.6	—	21.2	21.2	—	15.0	15.0
Employer self-funded	26.6	—	26.6	29.9	—	29.9	37.9	—	37.9

Total other membership	146.7	25.6	172.3	129.6	21.2	150.8	94.1	15.0	109.1

Total HMO and other	2,163.0	721.5	2,884.5	2,169.3	727.8	2,897.1	2,450.1	812.5	3,262.6

	June 30, 2003			March 31, 2003			June 30, 2002

	PacifiCare			PacifiCare			PacifiCare
(in thousands)	HMO	Unaffiliated	Total	HMO	Unaffiliated	Total	HMO	Unaffiliated	Total

Specialty Membership
Pharmacy benefit management (1)	2,884.5	2,144.3	5,028.8	2,897.1	1,796.0	4,693.1	3,262.6	1,308.1	4,570.7
Behavioral health (2)	1,989.0	1,766.6	3,755.6	2,009.8	1,768.4	3,778.2	2,140.2	1,407.7	3,547.9
Dental and vision (2)	458.7	239.0	697.7	458.1	236.6	694.7	463.2	254.8	718.0

(1)	Pharmacy benefit management PacifiCare membership represents members that are in our commercial or senior HMO, PPO and indemnity, employer self-funded and Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(2)	Behavioral health, dental and vision PacifiCare membership represents members in our commercial and senior HMO that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Percent of Managed Care Membership Under Capitated vs. Risk-based Arrangements

	Hospital				Physician

	6/30/03	3/31/03	12/31/02	6/30/02	6/30/03	3/31/03	12/31/02	6/30/02

Commercial
Capitated	35%	36%	44%	45%	68%	68%	76%	77%
Risk-based	65%	64%	56%	55%	32%	32%	24%	23%
Senior
Capitated	55%	55%	57%	57%	73%	73%	77%	77%
Risk-based	45%	45%	43%	43%	27%	27%	23%	23%
Consolidated
Capitated	40%	40%	47%	48%	69%	69%	76%	77%
Risk-based	60%	60%	53%	52%	31%	31%	24%	23%

PacifiCare Health Systems, Inc.
Changes in Medical Claims & Benefits Payable

(in thousands)

Balance March 31, 2003	$1,100,700
IBNR health care decreases	(34,300)	<----- Primarily due to an 8% decrease in senior health care costs per risk member compared to the quarter ended March 31, 2003.
IBNR membership decreases	(2,000)
All other IBNR changes	(1,500)

Net IBNR decrease	(37,800)
All other changes	(3,000)

Balance June 30, 2003	$1,059,900

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information

		Three months ended

		June 30, 2002	March 31, 2003	June 30, 2003
Commercial	Days in the quarter	91	90	91

A	MCBP ($000s) at end of period	$589,663	$679,804	$669,017
B	Total HMO and PPO commercial members (000s) at end of period	2,412	2,138	2,135
C=A/B	MCBP per member at end of period	$244.47	$318.03	$313.36
D=A/(Health care costs/Days in quarter)	Days claims payable	49.3	54.9	54.8
E	IBNR ($000s)	$397,828	$477,643	$477,526
F	Claims expense per day	$5,129	$6,198	$6,147
G=E/F	IBNR days claims payable	77.6	77.1	77.7
H	Days to turn claims (1) (2)	70.0	60.0	60.0
Senior

A	MCBP ($000s) at end of period	$456,837	$420,896	$390,883
B	Total HMO and Medicare Supplement members (000s) at end of period	813	728	722
C=A/B	MCBP per member at end of period	$561.92	$578.18	$541.39
D=A/(Health care costs/Days in quarter)	Days claims payable	32.1	32.6	31.3
E	IBNR ($000s)	$321,446	$312,519	$274,875
F	Claims expense per day	$4,468	$4,272	$3,809
G=E/F	IBNR days claims payable	71.9	73.2	72.2
H	Days to turn claims (1) (2)	65.1	55.1	55.1
Consolidated

A	MCBP ($000s) at end of period	$1,046,500	$1,100,700	$1,059,900
B	Total members (000s) at end of period	3,225	2,865	2,857
C=A/B	MCBP per member at end of period	$324.50	$384.12	$370.98
D=A/(Health care costs/Days in quarter)	Days claims payable	39.9	43.5	42.9
E	IBNR ($000s)	$719,274	$790,162	$752,402
F	Claims expense per day	$9,597	$10,470	$9,956
G=E/F	IBNR days claims payable	74.9	75.5	75.6
H	Days to turn claims (1) (2)	67.3	57.7	57.7
I	Days receipts on hand (3)	5.7	6.3	5.0

Note 1 — Excludes PPO, POS, Specialty Company and third party administered claims. These excluded claims do not materially impact the calculations.

Note 2 — June 30, 2003 days to turn claims assumes no further improvement in speed.

Note 3 — Excludes Specialty Company claims. These excluded claims do not materially impact the calculations.

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information

	Q2 2003 compared to Q2 2002

Analysis	Commercial	Senior	Consolidated

Days to turn claims — June 30, 2003	60.0	55.1	57.7
Days to turn claims — June 30, 2002	70.0	65.1	67.3

Decrease in days to turn claims from June 30, 2002 to June 30, 2003	(10.0)	(10.0)	(9.6)
Q2 2002 claims expense per day ($000s)	$5,129	$4,468	$9,597

Expected IBNR decrease from improved speed of claims payments	($51,088)	($44,812)	($92,325)
Total members at June 30, 2002 (000s)	2,412	813	3,225
IBNR decrease per member from improved speed of claims payments	($21.18)	($55.12)	($28.63)
MCBP per member at June 30, 2002	$244.47	$561.92	$324.50

Expected MCBP per member Q2 2002 assuming improved speed of claims payments	$223.29	$506.80	$295.87

MCBP per member at June 30, 2003	$313.36	$541.39	$370.98

MCBP per member increase over prior year (trend covered)	40.3%	6.8%	25.4%

Compares To:
Health care cost per member — Three months ended June 30, 2002	$150.25	$523.72	$245.37
Health care cost per member — Three months ended June 30, 2003	$173.57	$523.91	$262.17
Health care cost increase per member over second quarter of prior year	15.5%	0.0%	6.8%

PacifiCare Health Systems, Inc.
Medical Loss Ratio Information
(unaudited)

	Commercial			Senior			Total

		Health Care			Health Care			Health Care
(amounts in millions)	Premiums	Costs	MLR	Premiums	Costs	MLR	Premiums	Costs	MLR

YTD June 30, 2003:
Private Sector	$2,604.8	$2,200.8	84.5%	$36.8	$25.0	67.8%	$2,641.6	$2,225.8	84.3%
Government Sector	—	—	N/A	2,687.1	2,266.7	84.4%	2,687.1	2,266.7	84.4%
Consolidated	$2,604.8	$2,200.8	84.5%	$2,723.9	$2,291.7	84.1%	$5,328.7	$4,492.5	84.3%
Q2 2003:
Private Sector	$1,304.0	$1,096.1	84.1%	$18.5	$13.4	72.5%	$1,322.5	$1,109.5	83.9%
Government Sector	—	—	N/A	1,336.4	1,119.0	83.7%	1,336.4	1,119.0	83.7%
Consolidated	$1,304.0	$1,096.1	84.1%	$1,354.9	$1,132.4	83.6%	$2,658.9	$2,228.5	83.8%
YTD June 30, 2002:
Private Sector	$2,516.6	$2,193.3	87.2%	$24.6	$13.0	52.8%	$2,541.2	$2,206.3	86.8%
Government Sector	—	—	N/A	2,999.3	2,668.8	89.0%	2,999.3	2,668.8	89.0%
Consolidated	$2,516.6	$2,193.3	87.2%	$3,023.9	$2,681.8	88.7%	$5,540.5	$4,875.1	88.0%
Q2 2002:
Private Sector	$1,255.3	$1,096.8	87.4%	$12.2	$5.4	44.2%	$1,267.5	$1,102.2	87.0%
Government Sector	—	—	N/A	1,464.6	1,288.8	88.0%	1,464.6	1,288.8	88.0%
Consolidated	$1,255.3	$1,096.8	87.4%	$1,476.8	$1,294.2	87.6%	$2,732.1	$2,391.0	87.5%

PacifiCare Health Systems, Inc.
Reconciliation of Non-GAAP Measures

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses. (which is the closest GAAP financial medical loss ratio measure) as shown on the consolidated statements of operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(amounts in millions)	2003	2002	2003	2002

Commercial:
Commercial revenue	$1,237.2	$1,188.2	$2,469.3	$2,382.4
Net effect of specialty premiums, administrative service fee revenue and eliminations	66.8	67.1	135.5	134.2

Consolidated commercial premiums	$1,304.0	$1,255.3	$2,604.8	$2,516.6

Commercial health care services and other expenses	$1,047.0	$1,047.4	$2,099.6	$2,096.3
Net effect of specialty health care services and other expenses and eliminations	49.1	49.4	101.2	97.0

Consolidated health care services expenses related to consolidated commercial premiums	$1,096.1	$1,096.8	$2,200.8	$2,193.3

Senior:
Senior revenue	$1,355.6	$1,477.7	$2,725.4	$3,025.8
Net effect of specialty premiums, administrative service fee revenue and eliminations	(0.7)	(0.9)	(1.5)	(1.9)

Consolidated senior premiums	$1,354.9	$1,476.8	$2,723.9	$3,023.9

Senior health care services and other expenses	$1,135.3	$1,296.2	$2,296.9	$2,686.0
Net effect of specialty health care services and other expenses and eliminations	(2.9)	(2.0)	(5.2)	(4.2)

Consolidated health care services expenses related to consolidated senior premiums	$1,132.4	$1,294.2	$2,291.7	$2,681.8

PacifiCare Health Systems, Inc.
Reconciliation of Non-GAAP Measures

Pro Forma Net Cash Flows Provided by Operating Activities

Pro forma net cash flows provided by operating activities is computed as net cash flows provided by (used in) operating activities (which is the closest GAAP financial measure) less unearned premium revenue. We believe that providing pro forma net cash flows provided by operating activities is useful to investors because it provides information about our cash flows from operating activities excluding the effect of the timing of receipts from CMS. The following sets forth a reconciliation of the foregoing.

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
(amounts in thousands)	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Net cash flows provided by (used in) operating activities	$61,621	$9,413	$(195,431)	$(396,831)
Unearned premium revenue – primarily CMS	2,146	(280)	404,439	487,858

Pro forma net cash flows provided by operating activities	$63,767	$9,133	$209,008	$91,027